SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 30, 2001

                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


              Minnesota                     000-19370        41-1503914
             -----------------------------------------------------------
             (State or other jurisdiction  (Commission     (IRS Employer
              of incorporation)            File Number)   Identification)



                150 Motor Parkway, Happauge, New York 11788-5145
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (631) 232-7000
                                                           --------------

          (Former name or former address, if changed since last report)

This report amends the registrant's current report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2001.

Item 7. Financial Statements, Pro Forma Financial Information.
        ------------------------------------------------------

Item 7. Financial Statements and Pro Forma Financial Information.
(a) Financial Statements of business acquired. (i) The report of independent auditors, audited balance sheets, related audited statements of operations, stockholders' equity and cash flows of eBiocare.com, Inc. for the years ended December 31, 2000 and 1999.
(b) Pro forma financial information. The unaudited pro forma consolidated balance sheet and statement of operations of Curative Health Services, Inc. and Subsidiaries for the year ended December 31, 2000.

                               eBioCare.com, Inc.

                              Financial Statements

                     Years ended December 31, 2000 and 1999





                                    Contents

Report of Independent Auditors...............................................1

Financial Statements

Balance Sheets...............................................................2
Statements of Operations.....................................................3
Statements of Stockholders' Equity...........................................4
Statements of Cash Flows.....................................................5
Notes to Financial Statements................................................7

                         Report of Independent Auditors

The Board of Directors and Stockholders
eBioCare.com, Inc.

We have audited the accompanying balance sheets of eBioCare.com, Inc. (the Company) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eBioCare.com, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Palo Alto, California
May 15, 2001

/S/ ERNST & YOUNG LLP
                               eBioCare.com, Inc.

                                 Balance Sheets


                                                              December 31,
                                                           2000         1999
                                                    ---------------------------
Assets
Current assets:
  Accounts receivable, net of allowance for
  doubtful accounts of approximately
  $1,751,000 and $800,000 at
  December 31, 2000 and 1999, respectively             $7,217,092   $5,444,857
  Inventories                                             729,603    1,074,485
  Deferred tax asset                                      705,000      325,000
  Prepaid income taxes                                    186,494      391,000
  Other current assets                                     62,250      156,365
                                                    ---------------------------
Total current assets                                    8,900,439    7,391,707

Property and equipment, net of accumulated
  depreciation of $240,192 and $105,048 at December
  31, 2000 and 1999, respectively                         235,376      229,578
Other assets                                              324,173      241,389
                                                    ---------------------------
Total assets                                           $9,459,988   $7,862,674
                                                    ===========================

Liabilities and stockholders' equity Current liabilities:
  Accounts payable                                     $3,018,378   $1,540,621
  Accrued liabilities                                   1,055,771      592,630
  Interest payable                                         74,241       43,246
  Short-term bank borrowings                            3,681,331    4,369,326
  Notes payable to stockholders                           647,837            -
                                                   ---------------------------
Total current liabilities                               8,477,558    6,545,823

Note payable to stockholder                                     -      100,000
                                                    ---------------------------
Total liabilities                                       8,477,558    6,645,823

Stockholders' equity:
  Common stock, $0.001 par value, 30,000,000 shares
    authorized; 12,836,667 shares issued and
    outstanding                                            12,837       12,837
  Additional paid-in capital                              711,582      711,582
  Retained earnings                                       258,011      492,432
                                                    ---------------------------
Total stockholders' equity                                982,430    1,216,851
                                                    ---------------------------
Total liabilities and stockholders' equity             $9,459,988   $7,862,674
                                                    ===========================

See accompanying notes.

                               eBioCare.com, Inc.

                            Statements of Operations


                                                           Years ended
                                                           December 31,
                                                        2000         1999
                                                    ---------------------------

Net patient service revenue                          $28,906,167   $20,607,940

Operating expenses:
  Cost of services                                    21,475,352    14,613,628
  Sales and marketing                                    116,044       120,808
  General and administrative                           7,081,863     5,193,623

                                                    ---------------------------
Total operating expenses                              28,673,259   19,928,059

Operating income                                         232,908      679,881

Interest expense                                        (607,329)    (270,008)
                                                    ---------------------------
Income (loss) before provision for (recovery of)        (374,421)     409,873
  income taxes

Provision for (recovery of) income taxes                (140,000)     198,000
                                                    ---------------------------
Net (loss) income                                     $ (234,421)  $  211,873
                                                    ===========================
Basic net income (loss) per share                     $   (0.02)   $     0.02
                                                    ===========================
Diluted net income (loss) per share                   $   (0.02)   $     0.01
                                                    ===========================
Shares - basic net income (loss) per share            12,836,667   12,836,667
                                                    ===========================
Shares - diluted income (loss) per share              12,836,667   14,951,511
                                                    ===========================

See accompanying notes.

                               eBioCare.com, Inc.

                       Statements of Stockholders' Equity


                                                  Common Stock          Additional                Total
                                          ----------------------------  Paid-In     Retained      Stockholders'
                                              Shares       Amount       Capital     Earnings      Equity
                                          ------------------------------------------------------------------
Balance at December 31, 1998                12,836,667     $12,837      $711,582     $280,559    $1,004,978
  Net income                                         -           -             -      211,873       211,873
                                          ------------------------------------------------------------------
Balance at December 31, 1999                12,836,667      12,837       711,582      492,432     1,216,851
  Net loss                                           -           -             -     (234,421)     (234,421)
                                          ------------------------------------------------------------------
Balance at December 31, 2000                12,836,667      $12,837     $711,582     $258,011     $ 982,430
                                          ==================================================================

See accompanying notes.

                               eBioCare.com, Inc.

                            Statements of Cash Flows

                                                           Years ended
                                                           December 31,
                                                        2000         1999
                                                    ---------------------------
Net income (loss)                                     $ (234,421)  $  211,873
Adjustments to reconcile net income to net cash
  used in operating activities:
  Depreciation and amortization                          190,981       67,529
  Deferred income taxes                                 (380,000)    (191,000)
  Increase in allowance for doubtful accounts            951,433      475,000
  Changes in operating assets and liabilities:
   Accounts receivable                                (2,723,668)  (3,069,688)
   Inventories                                           344,882     (284,730)
   Other current assets                                   94,115      (57,776)
   Prepaid income taxes                                  204,506     (391,000)
   Other assets                                         (138,621)    (230,473)
   Accounts payable                                    1,477,757      982,890
   Accrued liabilities                                   463,141      331,317
   Interest payable                                       30,995       31,329
   Income taxes payable                                        -     (403,000)
                                                    ---------------------------
Net cash provided by (used in) operating activities      281,100   (2,527,729)
                                                    ---------------------------
Investing activities
Purchases of property and equipment                     (140,942)    (202,181)
                                                    ---------------------------
Net cash used in investing activities                   (140,942)    (202,181)
                                                    ---------------------------
Financing activities
Short-term bank borrowings                              (687,995)   2,729,910
Proceeds from notes payable to stockholders              547,837            -
                                                    ---------------------------
Net cash (used in) provided by financing activities     (140,158)   2,729,910
                                                    ---------------------------

Net decrease in cash                                           -            -
Cash at beginning of year                                      -            -
                                                    ---------------------------
Cash at end of year                                   $        -   $        -
                                                    ===========================
See accompanying notes.

                               eBioCare.com, Inc.

                                                           Years ended
                                                           December 31,
                                                        2000         1999
                                                    ---------------------------
Supplemental disclosures
Cash paid for interest                                $  533,088   $  257,016

Cash paid for taxes                                   $   20,485   $1,183,272
                                                    ===========================
See accompanying notes.

                               eBioCare.com, Inc.

                          Notes to Financial Statements

                                December 31, 2000


1. Description of the Business and Summary of Significant Accounting Policies

The Company

eBioCare.com, Inc. (eBioCare or the Company), formerly known as Millennium Health, Inc., is an Internet-based specialty pharmacy and disease state management company. Through a combination of Web-based services and community-based services, the Company manages the conveyance of Internet technology, biotechnology, and alternative site care to facilitate the treatment of selected chronic conditions. The Company was incorporated on December 31, 1997 in the state of Delaware and 1,000,000 shares of common stock were issued to each of its two founding stockholders.

Market and Credit Risk

The Company wholesales its products through a network of retail pharmacies. Pursuant to agreements with the pharmacies, the Company bills for its products on behalf of the pharmacies directly to health care insurers, including Medicare and certain state agencies. Upon payment, the pharmacies retain a percentage (usually 1%) of the amount received and remit the balances to the Company. Accordingly, at December 31, 2000 and 1999, accounts receivable are due principally from two retail pharmacies.

Accounts Receivable

The Company's primary concentration of credit risk is pharmacy accounts receivable and patient accounts receivable, which consists of amounts owed directly by pharmacies, subject to reimbursement from various governmental agencies, insurance companies, and also by private patients. The Company manages the receivables by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectable amounts. Significant concentrations of pharmacy accounts receivable, subject to reimbursement from governmental agencies, consist of the following:

                                               December 31,
                                            2000         1999
                                        ---------------------------

Medicaid and Medicare                        60%          66%

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The carrying amounts of accounts receivable and accounts payable approximate their fair value because of their short maturities. Because its interest rate is variable and resets frequently, management believes that the carrying value of the Company's revolving line of credit approximates its fair value.

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives Instruments and Hedging Activities" as amended (SFAS 133). SFAS 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. SFAS 133 will be adopted by the Company effective January 1, 2001. The adoption of this pronouncement had no impact on the Company's financial position or results of operations as they do not invest in or hold derivative instruments.

Inventories

Inventories are comprised of biologic and biotech products and are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method and the inventories consist of finished goods.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the term of the lease or economic useful life, whichever is shorter. All other fixed assets have estimated useful lives ranging from three to five years.

Income Taxes

The Company uses the liability method to account for income taxes as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Net Income (Loss) Per Share

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding during the period, less shares subject to repurchase, and excludes any dilutive effects of options, warrants, and convertible securities. Dilutive earnings per common share is calculated by dividing net income by the weighted-average number of common shares used in the basic earnings per common share calculation plus the dilutive effect of options and warrants.

The following table presents the calculation of basic and diluted net income
(loss) per share (in thousands, except per share data):

                                                 Years ended
                                                 December 31,
                                              2000         1999
                                          -----------------------
Net income (loss)                         $ (234,421)  $  211,873
Weighted-average shares used in
  computing basic net income (loss)
  per common share                        12,836,667   12,836,667
Incremental shares using the treasury
  stock method                                     -    2,114,844
Weighted-average shares used in
  computing diluted net income (loss)
  per common share                        12,836,667   14,951,511
Basic net income (loss) per common share      (0.02)         0.02
Diluted net income (loss) per common
  share                                       (0.02)         0.01

Revenue Recognition

Revenue is recognized from patient services when there is persuasive evidence that an arrangement exists, delivery has occurred, the price is fixed and determinable, and collectibility is reasonably assured.

Approximately 64.0% of gross patient service revenue for the years ended December 31, 2000 and 1999 is from pharmacy or patient participation in the Medicare and state-sponsored Medicaid programs.

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

The Company contracts with pharmacies which are primarily reimbursed by Medicare and Medicaid for the majority of the Company's services. Laws and regulations governing Medicare and Medicaid reimbursement programs are complex and subject to interpretation. Although it is the pharmacy's responsibility to bill and collect fees charged to patients, the Company bills payors on behalf of pharmacies with whom the Company contracts. As a result, the Company is indirectly affected by such laws and regulations governing Medicare and Medicaid programs. Patients are screened by the Company prior to services being provided. Screening procedures include verification of the existence of insurance and the extent of insurance coverage. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquires have been made, compliance with such laws and regulations can be subject to future government rules and interpretation.

The Company bills the pharmacy for the cost of its services. Industry practice dictates that the Company acknowledge that a certain percentage of the fees will be uncollected by the pharmacy, and, in turn, by the Company. Therefore, accommodations are expected to be made on a case-by-case basis. In the case when payors appeal the drug charges billed by the pharmacy, the Company may bear the risk of nonpayment by the pharmacy, and as such, a contractual allowance estimate has been established.

In December 1999, the Staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes that its current revenue recognition policies comply with SAB 101.

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25), and related interpretations in accounting for its employee stock options, as discussed in Note 6.

In March 2000, the Financial Accounting Standards Board (FASB) issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25" (FIN 44). FIN 44 clarifies the application of APB 25 and, among other issues, addresses the following: the definition of an employee for the purposes of applying APB 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequences of various modifications to the terms of previously fixed stock options or awards, and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company has adopted this pronouncement with minimal impact on its financial position or results of operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income and its components in the financial statements. To date, the Company's comprehensive income has equaled its net income.

1. Description of the Business and Summary of Significant Accounting Policies (continued)

Segment Reporting

Effective in January 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers. The Company has determined that it operates in only one segment and accordingly, the adoption of SFAS 131 had no impact on the financial statements.

2. Notes Payable to Stockholders

The notes payable to stockholders are unsecured, repayable on the earlier of demand, a change in control of the Company, or November 1, 2001. Two notes outstanding at December 31, 2000 which total $170,705 (one at December 31, 1999) are subordinated and bear interest at rates of 11% and 17% (11% as at December 31, 1999). The other promissory note is noninterest bearing and is not subordinated.

3. Property and Equipment

Property and equipment consist of the following:

                                               December 31,
                                            2000         1999
                                        ---------------------------

Furniture and office equipment             $186,899     $175,013
Medical equipment                             3,637        3,637
Leasehold improvements                       18,755       10,305
Computer hardware and software              266,277      145,671
                                        ---------------------------
                                            475,568      334,626
Less accumulated depreciation              (240,192)    (105,048)
                                        ---------------------------
                                           $235,376     $229,578
                                        ===========================

4. Short-Term Borrowings

The Company maintains a revolving line of credit with Silicon Valley Bank. The maximum borrowing under the line of credit is $6,000,000. Borrowings under the line of credit, which amounted to $3,681,331 and $4,369,326 at December 31, 2000 and 1999, respectively, bear interest at the bank's prime rate of 9.5% and 8.5% at December 31, 2000 and 1999, respectively, plus 2.00%. The revolving line of credit expires in August 2001 (see Note 9).

All advances under the line of credit are secured by the Company's accounts receivable, inventories, and intangibles, as defined. The Company is also obligated to comply under the revolving line-of-credit agreement, with certain financial and nonfinancial covenants.

5. Operating Leases

The Company leases certain real property under noncancelable operating lease agreements. The following is a schedule of minimum rental commitments under operating lease agreements at December 31, 2000:

Years ended December 31,
  2001                                                  $150,584
  2002                                                   103,235
  2003                                                    15,838
  2004 and thereafter                                          -
                                                     --------------
                                                        $269,657
                                                     ==============

Total rental expense under operating leases was $119,455 and $97,736 for the years ended December 31, 2000 and 1999, respectively.

The Company also rents additional facilities and certain equipment under operating lease commitments with terms of not more than a year.

6. Stockholders' Equity

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company (see Note 9).

Stock Option Plan

Under the Stock Option Plan (the Plan), nonqualified options to purchase common shares were granted to certain officers of the Company (see Note 9). Certain options issued to independent contractors and employees vest in equal installments over three years beginning in January 2000. Options issued to officers and directors have vested and have a contractual life of five years.

The Company's stock option activity and related information is as follows:

                                              Outstanding Stock Options
                                            ---------------------------
                                                       Weighted-Average
                              Shares       Number        Exercise
                              Available    of Shares     Price
                             ------------------------------------------

Balances at December 31,        726,000    1,274,000     $0.78
  1998
  Shares reserved             1,425,000            -       -
  Options granted              (600,000)     600,000     $3.19
                           ---------------------------
Balances at December 31,      1,551,000    1,874,000     $1.50
  1999
  Options granted              (491,500)     491,500     $4.00
  Options canceled              313,500     (313,500)    $3.72
                           ---------------------------
Balances at December 31,      1,373,000    2,052,000     $1.79
  2000                     ===========================

At December 31, 2000 and 1999, 2,002,162 and 1,274,000 options, respectively, were exercisable. The following table summarizes information about stock options outstanding as of December 31, 2000:

                              Options Outstanding
                           ---------------------------
                     Options                   Weighted-Average     Options
                     Outstanding               Remaining            Exercisable
                     at                        Contractual          at
  Exercise Price     December 31, 2000         Life            December 31, 2000
--------------------------------------------------------------------------------
                                              (In years)
   $0.10             800,000                   2.64               800,000
   $2.05             724,000                   2.97               724,000
   $4.00             528,000                   4.49               478,162
                   --------------                             --------------
                   2,052,000                                    2,002,162
                   ==============                             ==============
The weighted-average fair value of stock options granted in the years ended December 31, 2000 and 1999, respectively, was $1.74 and $1.59.

At December 31, 2000 and 1999, the weighted-average contractual life of outstanding options was 3.23 and 4.0 years, respectively. Options exercisable at December 31, 2000 and 1999 were 2,002,162 and 1,274,000, respectively, at a weighted-average exercise price of $1.73 and $0.78 per share, respectively.

Stock-Based Compensation

The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options. This election was made because the alternative fair value accounting provided for under SFAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options.

Under APB 25, when the exercise price of the Company's employee common stock options equals the fair value of the underlying common stock on the date of grant, no compensation expense is recognized.

Pro Forma Disclosures

Pro forma information regarding net income is required under SFAS 123 and is calculated as if the Company had accounted for its employee stock options granted during the years ended December 31, 2000 and 1999, under the fair value method of SFAS 123. The Company used the Black-Scholes model with the following weighted-average assumptions: no dividend yield, volatility of 60%, a risk-free interest rate of 5.6% for the years ended December 31, 2000 and 1999 and an expected life of three years and four years for December 31, 2000 and 1999, respectively.

The option valuation models used under SFAS 123 were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting periods. Pro forma information follows:

                                               Years ended
                                               December 31,
                                            2000         1999
                                        ---------------------------
Pro forma net (loss) income                $(431,000)    $47,000
Loss per common share:
  Basic                                      (0.03)        0.00
  Diluted                                    (0.03)        0.00

Common Stock Warrants

In connection with obtaining the credit line agreement, on November 6, 1998, the Company issued to Silicon Valley Bank (the Bank) warrants to purchase an aggregate of 35,000 shares of its common stock at $2.00 per share and 35,000 shares of its common stock at $2.05 per share. The warrants expire on either November 5, 2005 or May 21, 2006 and may not be exercised unless the fair market value of the shares significantly exceeds the exercise price.

On May 21, 1999 and August 22, 1999, the Company issued to the Bank warrants to purchase an aggregate of 52,500 and 162,500 shares, respectively, of its common stock at $3.00 per share. The warrants expire five years from the date of issuance and may not be exercised unless the fair market value of the shares significantly exceeds the exercise price.

The value associated with these warrants was estimated using the fair value of the loan services provided, as estimated by the Bank. This amount approximated the value calculated utilizing the Black-Scholes pricing model, and was immaterial to the accompanying financial statements and as such is not reflected therein (see Note 9).

7. Income Taxes

Significant components of the Company's deferred tax assets are as follows:

                                               December 31,
                                            2000         1999
                                        ---------------------------

Allowance for doubtful accounts            $705,000     $325,000
Valuation allowance                               -            -
                                        ---------------------------
Net deferred tax assets                    $705,000     $325,000
                                        ===========================

Significant components of the provision for income taxes are as follows:

                                               December 31,
                                            2000         1999
                                        ---------------------------

Current:
  Federal                                  $180,000     $295,000
  State                                      60,000       94,000
                                        ---------------------------
                                            240,000      389,000
Deferred (benefit):
  Federal                                  (294,000)    (139,000)
  State                                     (86,000)     (52,000)
                                        ---------------------------
                                           (380,000)    (191,000)
                                        ---------------------------
Total provision for (recovery of)          $(140,000)   $198,000
  income taxes
                                        ===========================

The Company recorded the tax provision (recovery of) based upon the estimated annual effective tax rate of (37)% and 48% for the years ended December 31, 2000 and 1999, respectively. The estimated annual effective tax rate takes into consideration projected income for each year and significant differences between income for financial reporting and income tax purposes.

The effective tax rate differs from the applicable U.S. statutory federal income tax rate as follows:
                                               December 31,
                                            2000         1999
                                        ---------------------------
U.S. statutory federal tax rate             (34)%         34%
State taxes, net of federal tax benefit      (4)%          8%
Nondeductible expenses                        1%           6%
                                        ---------------------------
Effective tax rate                          (37)%         48%
                                        ===========================

8. Defined Contribution Plan

The Company has a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. Substantially, all full-time employees qualify for participation in this plan. The Company did not make annual matching contributions as defined in this plan in 2000 nor in 1999.

9. Subsequent Event

On March 30, 2001, Curative Health Services, Inc. (Curative) purchased all of the outstanding capital stock, on a fully diluted basis, of the Company. In the transaction, Curative paid approximately $37.3 million, of which approximately $32.3 million was paid in cash for the stock of the Company and approximately $5.0 million was for the assumption and repayment of indebtedness of the Company including the line of credit with the Bank (see Note 4) and the notes payable to stockholders (see Note 2). Each of the former holders of "in-the-money" options and warrants to purchase common stock of the Company received their proportionate share of the aggregate price, net of the exercise price relating to such options or warrants. All "underwater" options and warrants were surrendered by the holder and terminated by the Company.

The Company is dependent on Curative for working capital needs and Curative has committed to fulfilling those needs until such time as the Company achieves positive cash flow.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements give pro forma effect to the completion of the purchase by Curative Health Services, Inc. of all of the outstanding shares of stock of eBiocare.com, Inc. (d/b/a/ Millennium Health, Inc.) for the year ended December 31, 2000.
The pro forma financial statements reflect certain estimates and adjustments, as set forth in the notes to the unaudited consolidated financial statements, and are presented for illustration purposes only.

                CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
              PROFORMA CONDENSED COMBINED BALANCE SHEETS-UNAUDITED
                            AS OF DECEMBER 31, 2000
                             (Dollars in thousands)

                                                                                       December 31, 2000
                                                                  ------------------------------------------------------------
                                                                  Curative      eBioCare      Adjustments     Pro forma Entity
                                                                  Health        .com, Inc.
                                                                  Services, Inc.
ASSETS
   Cash and cash equivalents ..................................   $19,016       $     -         $(13,099) (1)   $  5,917
   Marketable securities held-to-maturity .....................    26,978             -          (26,978) (1)          -
   Accounts receivable (less allowance of $3,797 at
      December 31, 2000) ......................................     9,843         7,217                -          17,060
   Inventory ..................................................                     730                -             730
   Deferred tax assets ........................................     2,806           705                -           3,511
   Assets available for sale ..................................     3,683             -                -           3,683
   Prepaid and other current assets ...........................     1,664           249                -           1,913
                                                                  -------        ------           ------          ------
      Total current assets ....................................    63,990         8,901          (40,077)         32,814

   Property and equipment, net ................................     7,065           235                -           7,300
   Goodwill ...................................................         -             -           31,492 (2)      31,492
   Other assets ...............................................     4,111           324                            4,435
                                                                  -------       -------          -------         -------
      Total assets ............................................   $75,166       $ 9,460         $ (8,585)       $ 76,041
                                                                  =======       =======          =======         =======

LIABILITIES & STOCKHOLDERS' EQUITY
   Accounts payable ...........................................   $ 7,308       $ 3,018         $      -        $ 10,326
   Accrued expenses and income taxes ..........................    12,288         1,056             (617) (3)     12,727
   Interest payable ...........................................         -            74              (74) (1)          -
   Short term loans ...........................................         -         4,329           (4,329) (1)          -
                                                                  -------       -------          -------         -------
      Total current liabilities ...............................    19,596         8,477           (5,020)         23,053


   Commitments and contingencies Stockholders' equity:
      Preferred stock, $.01 par value per share; 10,000,000
        shares authorized, none issued ........................         -             -                -               -
      Preferred stock, Series A Junior Participating, par value
       $.01 per share, 500,000 shares authorized, none issued .         -             -                -               -
      Common stock, $.01 par value per share; 50,000,000
        shares authorized 7,196,439 shares issued and
        outstanding ...........................................        71            13              (13) (1)         71
      Additional paid in capital ..............................    30,896           712             (712) (1)     30,896
      Retained earnings .......................................    24,603           258           (2,840) (4)     22,021
                                                                  -------       -------          -------         -------
   Total stockholders' equity .................................    55,570           983           (3,565)         52,988
                                                                  -------       -------          -------         -------
   Total liabilities and stockholders' equity .................   $75,166       $ 9,460          $(8,585)       $ 76,041
                                                                  =======       =======          =======         =======

                CURATIVE HEALTH SERVICES, INC. AND SUBSIDIARIES
                  PRO FORMA STATEMENT OF OPERATIONS-UNAUDITED
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                 Year Ended December 31,
                                                                 ----------------------
                                                                           2000
                                                 ---------------------------------------------------------------
                                                   (In thousands, except per share and operating data)
Statement of Operations Data:                Curative             eBioCare      Adjustments     Pro Forma Entity
                                             Health               .com, Inc.
                                             Services, Inc.
Revenues ................................   $  77,691              $  28,906      $       -       $ 106,597
Costs and operating expenses:
   Costs of products sales and services .      51,073                 21,475              -          72,548
   Selling, general and administrative ..      29,441                  7,198          1,657 (2)      38,296
                                             --------               --------       --------        --------

Total costs and operating expenses ......      80,514                 28,673          1,657         110,844
                                             --------               --------       --------        --------
(Loss) income from operations
   before interest income and expense....      (2,823)                   233        (1,657)         (4,247)

Interest income .........................       2,609                      -        (2,149) (1)        460
Interest expense ........................           -                   (607)          607  (1)          -
                                             --------               --------       --------        --------
(Loss) before income taxes ..............        (214)                  (374)       (3,199)         (3,787)
Income taxes ............................         (86)                  (140)         (617) (3)       (843)
                                             --------               --------       --------        --------
Net loss ................................   $    (128)             $    (234)     $ (2,582)      $  (2,944)
                                            =========              =========      =========       =========
Net loss per common share, basic ........   $    (.01)             $    (.02)                     $   (.34)
                                            =========              =========                      =========
Net loss per common share, diluted ......   $    (.01)             $    (.02)                     $   (.34)
                                            =========              =========                      =========
Denominator for basic earnings per share,
   weighted average common shares .......       8,780                 12,837                         8,780

Denominator for diluted earnings per share, weighted
   average common shares assuming conversions   8,780                 12,837                         8,780

NOTES TO UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Details of the pro forma adjustments relating to the acquisition of eBiocare. com, Inc., d/b/a Millennium Health Inc., follow.

(1) To record the effect of the stock purchase of eBiocare.com Inc. on cash balances, the equity accounts, the repayment of the outstanding debt of eBiocare.com., and the associated decrease in interest income and expense.
(2) To record goodwill related to the excess of the purchase price over fair value of the assets acquired and record related amortization expense based on an estimated twenty-year life.
(3)  To record additional tax benefit.
(4) To record the effect of all pro forma entries to retained earnings for the year.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:      June 12, 2001



                                                 CURATIVE HEALTH SERVICES, INC.
                                                (Registrant)

                                                 By: /s/ Thomas Axmacher
                                                 -----------------------------
                                                         Thomas Axmacher
                                                         Chief Financial Officer